THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON
     EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR SUCH SECURITIES ARE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAW AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

     WITHOUT COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES
     LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL SEPTEMBER 11, 2007.

                               THINKPATH INC.

                           CONVERTIBLE DEBENTURE

                                MAY 10, 2007

No. ___                                                               US$400,000

         This Convertible Debenture (the "DEBENTURE") is issued on May 10, 2007 (the "CLOSING DATE") by ThinkPath Inc., an Ontario, Canada corporation (the "COMPANY"), to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the "HOLDER") pursuant to exemptions from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

                                   ARTICLE I.

         SECTION 1.01 PRINCIPAL AND INTEREST. For value received, the Company hereby promises to pay to the order of the Holder on May 10, 2009 (the "Repayment Date") in lawful money of the United States of America and in immediately available funds the principal sum of Four Hundred Thousand U.S. Dollars (US$400,000) together with interest on the unpaid principal of this Debenture at the rate of twelve percent (12%) per annum compounded monthly, to the extent unpaid, from the date hereof until paid. Interest shall be computed on the basis of a 365-day year and the actual days elapsed and the Holder shall deduct two (2) interest payments at each Closing (as defined in the Securities Purchase Agreement) on the then outstanding balance. At the Holder's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the second (2nd) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of common shares of the Company ("Common Shares") in excess of that number of Common Shares which, upon giving effect to such conversion, would cause the aggregate number of Common Shares beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Shares following such conversion.

         SECTION 1.02 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, and sell on the same day or at any subsequent time, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into Common Shares at the price per share (the "CONVERSION PRICE") equal to ninety percent (90%) of the Volume Weighted Average Price ("VWAP") as quoted by Bloomberg L.P. for the ten (10) trading days immediately preceding the Conversion Date (as defined herein). As used herein, "PRINCIPAL MARKET" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq Capital Market, Nasdaq Global Market or American Stock Exchange. If the Common Shares are not traded on a Principal Market, the VWAP shall mean, the reported VWAP for the Common Shares, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "CONVERSION NOTICE"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "CONVERSION DATE") shall be deemed to be the date set forth in the Conversion Notice.

         This Debenture may not be converted unless an exemption is available from the registration requirements under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and the securities laws of all applicable states, and the Company has received an opinion of counsel or other evidence to such effect reasonably satisfactory to it; PROVIDED, HOWEVER, that a holder who purchased this Debenture in the Company's private placement of such securities will not be required to deliver an opinion of counsel in connection with the conversion of this Debenture. Upon conversion of this Debenture, the certificate representing the Conversion Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available and will contain any other restrictions required by applicable United States federal or state securities laws. Further, without compliance with all applicable Canadian securities legislation, this Debenture and any securities received upon conversion of this Debenture, may not be sold, transferred, hypothecated or otherwise traded in Canada or to or for the benefit of a Canadian resident until September 11, 2007.

         SECTION 1.03 RESERVATION OF COMMON SHARES. The Company shall reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Debenture, such number of Common Shares as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its shareholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized Common Shares.

         SECTION 1.04 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "REDEMPTION NOTICE"), a portion or all outstanding convertible debenture. The redemption price shall be one hundred fifteen percent (115%) of the amount redeemed including accrued interest (the "Redemption Amount"). The Company shall deliver to the Holder the Redemption Amount on the third (3rd) business day after the Redemption Notice.

         SECTION 1.05 MANDATORY REDEMPTION. Following the twelve month anniversary of the First Closing (as defined in the Securities Purchase Agreement), the Company shall redeem this Debenture using a straight line amortization at a rate of five percent per month of the outstanding principal balance on this and all outstanding Debentures, adjusted for the Redemption Premium, plus any accrued interest. The Company may make such redemptions in cash or registered shares of the Company's Common Shares.

         SECTION 1.06 INTEREST PAYMENTS. The interest so payable will accrue in favor of the person in whose name this Debenture is registered. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Shares. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Shares. If paid in the form of Common Shares, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Conversion Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of Common Shares with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Shares per share does not equal the total interest due, the Company will pay the balance in cash.

         SECTION 1.07 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

         SECTION 1.08 [RESERVED]

         Section 1.09 CURRENCY EXCHANGE RATE PROTECTIONS.

                  (a) "Closing Date Exchange Rate", as to each Closing Date, means the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such Closing Date.

                  (b) "Repayment Exchange Rate" means in relation to each date of a Conversion Notice or date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by in the London edition of the Financial Times on such date.

                  (c) If on the date of any Conversion Notice or Redemption Notice, the Repayment Exchange Rate is less than the corresponding Closing Date Exchange Rate for such Convertible Debenture, then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate. By way of example, if the number of Shares to be issued in respect of a particular Conversion Notice or Redemption Notice would, but for this Section 1.09, be 1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then 1,029 Shares will be issued in relation to that Conversion Notice or Redemption Notice, as the case may be.

                  (d) If on the Repayment Date or any Interest Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. "Cash Payment Date Exchange Rate" means in relation to each Repayment Date or Interest Repayment Date the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date. By way of example, if the amount of cash required to repay all amounts due on such date would, but for this
         Section 1.09, be $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75 then the amount of cash from the Cash Payment required to repay all amounts due on such date will be $1,028.57.

                                  ARTICLE II.

         SECTION 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

                                  ARTICLE III.

         SECTION 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen
(15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (d) events of bankruptcy or insolvency; (e) a breach by the Company of its obligations under the Securities Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, convert all debentures outstanding and accrued interest thereon into Common Shares pursuant to Section 1.02 herein.

         SECTION 3.02 FAILURE TO ISSUE UNRESTRICTED COMMON SHARES. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Securities Purchase Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into Common Shares pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

                                  ARTICLE IV.

         SECTION 4.01 RIGHTS AND TERMS OF CONVERSION. Subject to the terms hereof, this Debenture, in whole or in part, may be converted at any time following the Closing Date, into Common Shares at a price equal to the Conversion Price as described in Section 1.02 above.

         SECTION 4.02 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the reduced original principal amount.

         SECTION 4.03 TERMINATION OF CONVERSION RIGHTS. The Holder's right to convert the Debenture into the Common Shares in accordance with this Debenture shall terminate on the date that is the third (3rd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 1.02 hereof, and the appropriate Common Shares and amount of interest shall be issued to the Holder.

                                   ARTICLE V.

         SECTION 5.01 ANTI-DILUTION. In the event that the Company shall at any time subdivide the outstanding Common Shares, or shall issue a stock dividend on the outstanding Common Shares, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding Common Shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

         SECTION 5.02 CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS. Except for the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Shares or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Shares without consideration or for a consideration per share less than such Common Shares' fair market value determined immediately prior to its issuance, (iii) other than as in effect on the Closing Date, enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8 related to anything other than shares underlying an employee benefit plan that have been or will be awarded to employees and/or directors of the Company and its subsidiaries.

                                  ARTICLE VI.

         SECTION 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:                   ThinkPath Inc.
                                         55 University Avenue, Suite 505
                                         Toronto, Ontario Canada M5J 2H7
                                         Attn: Mr. Declan French, CEO
                                         Telephone:
                                         Facsimile:

With a copy to:                          Gersten Savage LLP
                                         600 Lexington Avenue - 9th Floor
                                         New York, NY 10022
                                         Attn: Arthur S. Marcus, Esq.
                                         Telephone: 212 752-9700
                                         Facsimile: 212 980-5192

If to the Holder:                        Trafalgar Capital Specialized
                                         Investment Fund, Luxembourg
                                         8-10 Rue Mathias Hardt
                                         BP 3023
                                         Luxembourg L-1030
                                         Facsimile:
                                         011-44-207-405-0161
                                         and
                                         001-786-323-1651

With a copy to:                          James G. Dodrill II, P.A.
                                         5800 Hamilton Way
                                         Boca Raton, FL  33496
                                         Attention:        James Dodrill, Esq.
                                         Telephone:        (561) 862-0529
                                         Facsimile:        (561) 892-7787


         SECTION 6.02 GOVERNING LAW. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS to the bringing of any such proceeding in such jurisdictions.

         SECTION 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

         SECTION 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

         SECTION 6.05 COUNTERPARTS. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

         IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                      THINKPATH INC.

                                      By:
                                      Name:
                                      Title:

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:

         The undersigned hereby irrevocably elects to convert US$ ______________ of the principal amount of the above Debenture into Common Shares of THINKPATH INC., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:
                                     -------------------------------------------
APPLICABLE CONVERSION PRICE:
                                     -------------------------------------------
SIGNATURE:
                                     -------------------------------------------
NAME:
                                     -------------------------------------------
ADDRESS:
                                     -------------------------------------------
AMOUNT TO BE CONVERTED:              US$
                                        ----------------------------------------
AMOUNT OF DEBENTURE UNCONVERTED:     US$
                                        ----------------------------------------
CONVERSION PRICE PER SHARE:          US$
                                        ----------------------------------------
NUMBER OF COMMON SHARES
TO BE ISSUED:
                                     -------------------------------------------
PLEASE ISSUE THE COMMON SHARES
IN THE FOLLOWING NAME
AND TO THE FOLLOWING ADDRESS:
                                     -------------------------------------------
ISSUE TO:
                                     -------------------------------------------
AUTHORIZED SIGNATURE:
                                     -------------------------------------------
NAME:
                                     -------------------------------------------
TITLE:
                                     -------------------------------------------
PHONE NUMBER:
                                     -------------------------------------------

BROKER DTC PARTICIPANT CODE:
                                     -------------------------------------------
ACCOUNT NUMBER:
                                     -------------------------------------------

         The undersigned represents, warrants and certifies as follows (only one of the following must be checked):

     A.|_| The undersigned holder (a) purchased these Debentures directly from the Company pursuant to a written purchase agreement for the purchase of such securities, and (b) is converting these Debentures for its own account and not on behalf of any other person; OR

     B.|_| The undersigned holder has delivered to the Company a written opinion of counsel of recognized standing or such other evidence in form and substance satisfactory to the Company to the effect that an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws is available for the issuance of the Conversion Shares.

The undersigned holder understands that the certificate representing the Conversion Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available and will contain any other restrictions required by applicable United States federal or state securities laws or Canadian securities laws. With respect to Box A above, the undersigned holder agrees to provide any additional information that the Company may reasonably request to establish that an exemption or exclusion from registration under the U.S. Securities Act is available for the issuance of the Conversion Shares. Unless Box B above is checked, certificates representing Conversion Shares will not be registered or delivered to an address in the United States.

If Box B is checked, any opinion tendered or other evidence delivered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver such documentation in connection with the conversion of a Debenture should contact the Company in advance to determine whether such documentation will be acceptable to the Company.



                                      A-2